UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 29, 2017

DAVIDsTEA Inc.

(Exact name of registrant as specified in charter)

Canada	001-37404	98-1048842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier, Mount-Royal,

Québec, Canada

(Address of Principal Executive Offices)

H4P 1M2
(Zip Code)

(888) 837-0006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2017, DAVIDsTEA Inc. (the “Company”), through a wholly owned subsidiary, and Christine Bullen agreed to an amendment to her existing employment agreement (the “Amended Employment Agreement”) in connection with her appointment as Chief Operating Officer of the Company on April 12, 2017.  Pursuant to the terms of the Amended Employment Agreement, Ms. Bullen will receive a base salary of US$340,000 and be eligible to receive an annual cash performance bonus provided she remains employed for the fiscal year to which the bonus relates.

The foregoing summary of certain terms of the Amended Employment Agreement is qualified in its entirety by the terms of the Amended Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Memorandum of Agreement, dated as of May 29, 2017, by and between DAVIDsTEA (USA) Inc. and Ms. Bullen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Luis Borgen
Name:	Luis Borgen
Title:	Chief Financial Officer

Date:  June 2, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Agreement, dated as of May 29, 2017, by and between DAVIDsTEA (USA) Inc. and Ms. Bullen.